                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 31, 2000



                               QUOKKA SPORTS, INC.
                               -------------------
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)



               000-26311                         94-3250045
       (Commission File Number)      (I.R.S. Employer Identification No.)



            525 Brannan Street, Ground Floor, San Francisco, CA 94107
            ---------------------------------------------------------
                    (Address of Principal Executive Offices)



                                 (415) 908-3800
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

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                      INFORMATION TO BE INCLUDED IN REPORT

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        On March 31, 2000, pursuant to an Agreement and Plan of Merger and Reorganization, dated as of March 1, 2000, a copy of which is attached to this report as Exhibit 2.1 (the "Agreement"), by and among the Registrant, ZoneNetwork.com, Inc. ("Zone") and the Montana Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of the Registrant, the Registrant completed the merger of Merger Sub with and into Zone (the "Merger"). As a result of the Merger, Zone became a wholly-owned subsidiary of the Registrant and Merger Sub ceased to exist. The Merger is intended to be a tax-free reorganization for federal income tax purposes. For accounting purposes, the Merger is being treated as a purchase. As consideration for the transaction, 0.07193 of a share of the common stock of Registrant ("Registrant Common Stock") was issued for each outstanding share of the common stock and preferred stock of Zone ("Zone Capital Stock"); the Registrant paid cash in lieu of fractional shares. Outstanding options and warrants for Zone Capital Stock were assumed by the Registrant and were automatically converted into options and warrants for Registrant Common Stock at the same exchange ratio, except an outstanding warrant to purchase 169,503 shares of the Series B Preferred Stock of Zone was automatically converted into a warrant to purchase 23,849 shares of Registrant Common Stock. The Registrant issued an aggregate of 1,411,638 shares of Registrant Common Stock in exchange for the outstanding shares of Zone Capital Stock, exclusive of any shares issuable upon exercise of outstanding options and warrants. The holders of such shares were given certain registration rights as set forth in an Amended and Restated Investors' Rights Agreement, dated as of March 31, 2000, by and among the Registrant and the individuals and entities identified on Exhibit A thereto, a copy of which is attached to this report as
Exhibit 4.1. Approximately ten percent (10%) of such shares were placed in escrow to secure certain indemnification obligations contained in the Agreement. Subject to outstanding claims, the escrow will terminate upon the earlier of (a) the date 30 days following the receipt by the Registrant of four full fiscal quarters of audited financial statements of Zone and (b) May 15, 2001. Zone produces and operates web sites that offer digital content, products and services targeted to enthusiasts of skiing, snowboarding, hiking, mountain biking, and climbing. The Registrant intends that the Zone business will continue to be operated in its current manner. The amount of consideration and other terms of the Agreement were determined through arms-length negotiations between the Registrant and Zone, which negotiations took into account the value of the acquired intellectual property and workforce of Zone, among other factors. Prior to the consummation of the Merger, there were no material relationships between Zone and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

        Not applicable.

(b) Pro Forma Financial Information.

        Not applicable.

(c) Exhibits.

        The following exhibits are filed herewith:

2.1         Agreement and Plan of Merger and Reorganization, dated as of March
            1, 2000, by and among the Registrant, ZoneNetwork.com, Inc. and Montana Acquisition Corporation.

4.1         Amended and Restated Investors' Rights Agreement, dated as of March
            31, 2000, by and among the Registrant and the individuals and entities identified on Exhibit A thereto.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        QUOKKA SPORTS, INC.
                                        (the Registrant)


                                        By: /s/ Les Schmidt
                                            ------------------------------------
                                        Les Schmidt
                                        Executive Vice President,
                                        Chief Financial Officer and Secretary

Dated: April 13, 2000

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                                  EXHIBIT INDEX

Exhibit
Number       Description
------       -----------
2.1*        Agreement and Plan of Merger and Reorganization, dated as of March
            1, 2000, by and among the Registrant, ZoneNetwork.com, Inc. and
            Montana Acquisition Corporation.

4.1         Amended and Restated Investors' Rights Agreement, dated as of March
            31, 2000, by and among the Registrant and the individuals and entities identified on Exhibit A thereto.

* All attachments to this exhibit have been omitted, but will be provided to the Securities and Exchange Commission supplementally upon request.